Exhibit 21.1
SUBSIDIARIES OF JAMF HOLDING CORP.
(as of December 31, 2023)

Name	Jurisdiction of Formation
Juno Parent, LLC	Delaware
Juno Intermediate, Inc.	Delaware
JAMF Holdings, Inc.	Minnesota
JAMF Software, LLC	Minnesota
JAMF International, Inc.	Minnesota
Wandera, Inc.	Delaware
ZecOps Inc.	Delaware
Jamf Software Canada Limited	British Columbia (Canada)
Jamf Software S. de R.L. de C.V.	Mexico
Jamf Japan G.K.	Japan
JAMF Software Pacific Limited	Hong Kong
Jamf Software, Inc.	Taiwan
Jamf Software Pte Ltd.	Singapore
JAMF Software Australia Pty Ltd	Australia
Kinobi IP Pty Ltd	Australia
Mondada Pty Ltd	Australia
The Mondada Group Pty Ltd	Australia
Wandera AU Pty Ltd	Australia
JAMF India Private Limited	India
JAMF Software Atlantic B.V.	Netherlands
JAMF Software UK Limited	United Kingdom
Jamf Ltd.	United Kingdom
Data Jar Ltd.	United Kingdom
Data Jar Labs Ltd.	United Kingdom
Data Jar Services Ltd.	United Kingdom
JAMF Software France SARL	France
JAMF Software Poland sp. z o.o.	Poland
JAMF Software Germany GmbH	Germany
Jamf Sweden AB	Sweden
Jamf Software s.r.o.	Czech Republic
Jamf Software srl	Italy
ScreenTrust B.V.	Netherlands
Wandera (Israel) Ltd.	Israel
ZecOps Israel Ltd.	Israel